Prospectus Supplement

JOHN HANCOCK BOND TRUST	JOHN HANCOCK FUNDS III
JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND	JOHN HANCOCK INVESTMENT TRUST
JOHN HANCOCK CAPITAL SERIES	JOHN HANCOCK INVESTMENT TRUST II
JOHN HANCOCK COLLATERAL TRUST	JOHN HANCOCK INVESTMENT TRUST III
JOHN HANCOCK CURRENT INTEREST	JOHN HANCOCK MUNICIPAL SECURITIES TRUST
JOHN HANCOCK EXCHANGE-TRADED FUND TRUST	JOHN HANCOCK SOVEREIGN BOND FUND
JOHN HANCOCK FUNDS II	JOHN HANCOCK STRATEGIC SERIES

Supplement dated December 13, 2018 to the current prospectuses (collectively, the “Prospectus”) of the series of the investment companies listed above (the “funds”), as may be supplemented

Effective immediately, the address of the funds, John Hancock Advisers, LLC, and John Hancock Funds, LLC is changing to 200 Berkeley Street, Boston, MA 02116.  Accordingly, all references to 601 Congress Street, Boston, MA 02210 in the Prospectus are changed to the new address.

You should read this Supplement in conjunction with the Prospectus and retain it for future reference.

JOHN HANCOCK BOND TRUST	JOHN HANCOCK FUNDS III
JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND	JOHN HANCOCK INVESTMENT TRUST
JOHN HANCOCK CAPITAL SERIES	JOHN HANCOCK INVESTMENT TRUST II
JOHN HANCOCK COLLATERAL TRUST	JOHN HANCOCK INVESTMENT TRUST III
JOHN HANCOCK CURRENT INTEREST	JOHN HANCOCK MUNICIPAL SECURITIES TRUST
JOHN HANCOCK EXCHANGE-TRADED FUND TRUST	JOHN HANCOCK SOVEREIGN BOND FUND
JOHN HANCOCK FUNDS II	JOHN HANCOCK STRATEGIC SERIES

Supplement dated December 13, 2018 to the current Statements of Additional Information (collectively, the “SAI”) of the series of the investment companies listed above (the “funds”), as may be supplemented

Effective immediately, the address of the funds, John Hancock Advisers, LLC, and John Hancock Funds, LLC (as applicable), is changing to 200 Berkeley Street, Boston, MA 02116.  Accordingly, all references to 601 Congress Street, Boston, MA 02210 in the SAI are changed to the new address.

You should read this Supplement in conjunction with the SAI and retain it for future reference.